UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2007

K2 INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 2, 2007, K2 Inc. (“K2”) announced that it has postponed its annual meeting of shareholders until further notice referring to the previously announced definitive merger agreement between K2, on the one hand, and Jarden Corporation (“Jarden”) and a wholly-owned subsidiary of Jarden, on the other hand. K2 also announced that the K2 board of directors has set May 14, 2007 as the record date for K2 shareholders entitled to receive notice of, and to vote at, the special meeting of its shareholders to consider the proposed merger with Jarden. K2 will announce the date of the special meeting at a future date.

A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Document

99.1	Press Release dated May 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K2 INC.

Date: May 2, 2007	/s/ Monte H. Baier
Monte H. Baier Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release dated May 2, 2007